Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter 2024 Results

MIAMI, FL (August 6, 2024) – The Hackett Group, Inc. (NASDAQ: HCKT), a leading Gen AI strategic consultancy and executive advisory firm that enables organizations to achieve Digital World Class® performance, today announced its financial results for the second quarter, which ended on June 28, 2024.

Financial Highlights

•
Total revenue in the second quarter of 2024 was $77.7 million and revenue before reimbursements was $75.9 million, which exceeded the high end of our guidance. This compares to total revenue of $77.1 million and revenue before reimbursements of $75.6 million in the second quarter of the prior year.
•
GAAP diluted earnings per share was $0.31 in the second quarter of 2024, as compared to $0.32 in the second quarter of 2023.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.39, which was at the high end of our guidance in the second quarter of 2024. Adjusted diluted earnings per share was $0.39 in the second quarter of 2023. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
•
Cash flow provided from operations was $13.7 million for the second quarter of 2024, as compared to $7.7 million in the second quarter of 2023.
•
As of June 28, 2024, the Company's cash balances were $19.1 million, with $27.0 million outstanding on the Company's credit facility. The Company’s remaining share repurchase program authorization was $12.9 million.
•
Subsequent to the end of the second quarter, the Company's Board of Directors declared its third quarter of 2024 dividend of $0.11 per share for its shareholders of record on September 20, 2024, to be paid on October 4, 2024.

“We continued to report solid operating results that met or exceeded our quarterly guidance. This was achieved while aggressively pivoting our capabilities and go-to-market efforts to address the emerging demand for Gen AI consulting, leveraging our new ideation and design platform, AI XPLR,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “Our focus during the quarter was to use the initial feedback from client meetings and new projects to enhance and extend the capabilities of AI XPLR. Our Version 2 of XPLR, which we plan to release this month, will include use case simulations and design functionality, which are significant upgrades from our Version 1 platform.”

Business Outlook for the Third Quarter of 2024

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the third quarter of 2024 will be in the range of $74.5 million to $76.0 million.
•
The Company estimates adjusted diluted earnings per share for the third quarter of 2024 to be in the range of $0.39 and $0.41, which assumes a GAAP effective tax rate of 27.7%.

Conference Call and Webcast Details

•
On Tuesday, August 6, 2024, senior management will discuss second quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Second Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 6, 2024 and will run through 5:00 P.M. ET on Tuesday, August 20, 2024. To access the rebroadcast, please dial (888) 566-0039. For International callers, please dial (203) 369-3039.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 6, 2024 and will run through 5:00 P.M. ET on Tuesday, August 20, 2024. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excluded non-cash stock-based compensation expense, acquisition-related non-cash stock-based compensation expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading Gen AI strategic consultancy and executive advisory firm that enables organizations to achieve Digital World Class® performance. Using AI XPLR™ – our Gen AI assessment platform – helps organizations achieve quantifiable, breakthrough results, allowing us to be key architects of their Gen AI journey.

Our expertise is grounded in unparalleled best practices insights from benchmarking the world’s leading businesses – including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 70% of the DAX 40 and 55% of the FTSE 100 – and are delivered leveraging our Digital Transformation Platform, Hackett Connect™ and Quantum Leap®.

For more information on The Hackett Group, visit: https://www.thehackettgroup.com/; email info@thehackettgroup.com; or call (770) 225-3600.

# # #

The Hackett Group, quadrant logo, World Class Defined and Enabled, Quantum Leap, and Digital World Class are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its artificial intelligence, digital transformation and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023
Revenue:
Revenue before reimbursements	$75,896	$75,641	$151,623	$145,472
Reimbursements	1,760	1,461	3,220	2,859
Total revenue	77,656	77,102	154,843	148,331

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,640 and $3,033 and $1,643 and $3,169 of non-cash stock based compensation expense in the three and six months ended June 28, 2024 and June 30, 2023, respectively)	45,395	45,426	91,166	88,569
Reimbursable expenses	1,760	1,461	3,220	2,859
Total cost of service	47,155	46,887	94,386	91,428

Selling, general and administrative costs (includes $1,210 and $2,416 and $1,129 and $2,050 of non-cash stock based compensation expense in the three and six months ended June 28, 2024 and June 30, 2023, respectively)	17,985	17,425	36,314	32,861
Legal settlement and related costs	-	-	102	-
Total costs and operating expenses	65,140	64,312	130,802	124,289

Operating income	12,516	12,790	24,041	24,042

Other expense, net:
Interest expense, net	(512)	(921)	(984)	(1,780)

Income before income taxes	12,004	11,869	23,057	22,262
Income tax expense	3,256	3,149	5,578	5,381
Net income	$8,748	$8,720	$17,479	$16,881

Basic net income per common share:
Income per common share	$0.32	$0.32	$0.64	$0.62
Weighted average common shares outstanding	27,616	27,192	27,519	27,109

Diluted net income per common share:
Income per common share	$0.31	$0.32	$0.63	$0.62
Weighted average common and common equivalent shares outstanding	27,943	27,548	27,809	27,408

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 28,	December 29,
	2024	2023
ASSETS
Current assets:
Cash	$19,145	$20,957
Accounts receivable and contract assets, net	58,133	52,113
Prepaid expenses and other current assets	2,981	2,368
Total current assets	80,259	75,438
Property and equipment, net	19,990	20,044
Other assets	375	285
Goodwill	84,110	84,242
Operating lease right-of-use assets	2,790	1,419
Total assets	$187,524	$181,428

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,290	$7,557
Accrued expenses and other liabilities	24,048	26,801
Contract liabilities	13,299	12,087
Income tax payable	4,242	2,360
Operating lease liabilities	927	1,083
Total current liabilities	46,806	49,888
Long-term deferred tax liability, net	9,626	8,118
Long-term debt	26,747	32,711
Operating lease liabilities	2,122	631
Total liabilities	85,301	91,348

Shareholders' equity	102,223	90,080
Total liabilities and shareholders' equity	$187,524	$181,428

Page 6 of 8 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023
Global S&BT (1):
Total revenue (4)	$42,262	$43,632	$83,154	$85,967
Segment profit (5)	12,748	13,102	22,802	26,909
Oracle Solutions (2):
Total revenue (4)	$23,045	$20,775	$44,774	$37,943
Segment profit (5)	5,369	5,886	10,630	8,935
SAP Solutions (3):
Total revenue (4)	$12,349	$12,695	$26,915	$24,421
Segment profit (5)	3,253	2,990	8,135	5,624
Total Company:
Total revenue (4)	$77,656	$77,102	$154,843	$148,331

Total segment profit	$21,370	$21,978	$41,567	$41,468
Items not allocated to segment level (5):
Corporate general and administrative expenses	5,063	5,610	10,092	10,571
Non-cash stock based compensation expense	2,850	2,772	5,449	5,219
Legal settlement and related costs	-	-	102	-
Depreciation expense	941	806	1,883	1,636
Interest expense, net	512	921	984	1,780
Income before taxes	$12,004	$11,869	$23,057	$22,262

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, depreciation and amortization expense, restructuring and asset impairment charge (settlement), legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2024	2023	2024	2023
GAAP NET INCOME	$8,748	$8,720	$17,479	$16,881
Adjustments (1):
Non-cash stock based compensation expense (2)	2,850	2,769	5,449	5,213
Acquisition-related non-cash stock based compensation expense (3)	-	3	-	6
Legal settlement and related costs	-	-	102	-
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	11,598	11,492	23,030	22,100
Tax effect of adjustments above (4)	748	731	1,455	1,377
ADJUSTED NET INCOME (1)	$10,850	$10,761	$21,575	$20,723

GAAP diluted net income per common share	$0.31	$0.32	$0.63	$0.62
Adjusted diluted net income per common share (1)	$0.39	$0.39	$0.78	$0.76
Weighted average common and common equivalent shares outstanding	27,943	27,548	27,809	27,408

(1) The Company provides adjusted earnings results (which excludes non-cash stock-based compensation expense, acquisition-related non-cash stock-based compensation expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of non-cash stock based compensation expense was $0.7 million in both of the second quarters of 2024 and 2023 and $1.4 million in both of the first six month periods in 2024 and 2023. The impact of the legal settlement and related costs were $27 thousand in the first six months in 2024.

Page 8 of 8 - The Hackett Group, Inc. Announces Second Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	June 28,	March 29,	June 30,
	2024	2024	2023
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$42,262	$40,892	$43,632
Reimbursements	700	639	675
Revenue before reimbursements	$41,562	$40,253	$42,957

Oracle Solutions:
Total revenue	$23,045	$21,729	$20,775
Reimbursements	888	661	463
Revenue before reimbursements	$22,157	$21,068	$20,312

SAP Solutions:
Total revenue	$12,349	$14,566	$12,695
Reimbursements	172	160	323
Revenue before reimbursements	$12,177	$14,406	$12,372

Total segment revenue:
Total revenue	$77,656	$77,187	$77,102
Reimbursements	1,760	1,460	1,461
Revenue before reimbursements	$75,896	$75,727	$75,641

Revenue Concentration:
(% of total revenue)
Top customer	13%	9%	5%
Top 5 customers	25%	24%	16%
Top 10 customers	33%	34%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,145	1,154	1,148
Total headcount	1,409	1,414	1,401
Days sales outstanding (DSO)	68	68	68
Cash provided by operating activities (in thousands)	$13,719	$2,792	$7,714
Depreciation (in thousands)	$941	$942	$806
Capital expenditures (in thousands)	$884	$948	$1,062

Remaining Plan authorization:
Shares purchased (in thousands)	-	43	-
Cost of shares repurchased (in thousands)	$—	$1,055	$—
Average price per share of shares purchased	$—	$24.34	$—
Remaining Plan authorization (in thousands)	$12,883	$12,883	$13,938

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	6	162	6
Cost of shares purchased (in thousands)	$144	$3,781	$119
Average price per share of shares purchased	$22.94	$23.36	$19.00